Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Orchard Therapeutics plc of our report dated March 22, 2019 relating to the financial statements, which appears in Orchard Therapeutics plc’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

August 6, 2020